

                                                     Exhibit 11(a)

                                       Computation of Primary Earnings Per Share

                                                               Three Months Ended
                                                      September 30,               July 31,
                                                           1995                     1994
                                                      --------------            ---------
                                                                     (Unaudited)

    Net (loss) income                                $     (7,778,000)     $     6,635,000

    Adjustment

    Adjusted net (loss) income                       $     (7,778,000)     $     6,635,000
                                                     =     ==========      =     =========

    Average common shares
       outstanding (1)                                     28,222,000           27,225,000

    Assumed equivalent shares from
       stock options converted to
       common shares (2)                                                         1,543,000
                                                                                 ---------

Total weighted average number
    of common and common
    equivalent shares                                      28,222,000           28,768,000
                                                           ==========           ==========


Earnings per share
    (Loss) income before cumulative effect of
    accounting change                                     $ (.28)               $  .23
    Cumulative effect of accounting change
    Net (loss) income per common share                    $ (.28)               $  .23
                                                          = ====                = ====


(1) Average shares outstanding for the three months ended September 30, 1995 does not assume the exercise of options since an increase in average shares outstanding would be dilutive to net loss per share.

(2) Earnings per share are computed using the weighted average number of shares of common stock and common stock equivalents (common stock issuable upon exercise of stock options) outstanding. In computing earnings per share, the Company utilizes the treasury stock method. This method assumes that stock options, under certain conditions, are exercised and treasury shares are assumed to be purchased from the proceeds using the average market price of the Company's common stock for the period.


                                                   Exhibit 11(a)

                                       Computation of Primary Earnings Per Share

                                                                 Nine Months Ended
                                                      September 30,               July 31,
                                                           1995                  1994
                                                      --------------            ---------
                                                                     (Unaudited)

    Net (loss) income                                $    (54,147,000)     $    18,883,000

    Adjustment

    Adjusted net (loss) income                       $    (54,147,000)     $    18,883,000
                                                     =    ===========      =    ==========

    Average common shares
       outstanding (1)                                     28,675,000           25,461,000

    Assumed equivalent shares from
       stock options converted to
       common shares (2)                                                         2,845,000
                                                                                 ---------

Total weighted average number
    of common and common
    equivalent shares                                      28,675,000           28,306,000
                                                           ==========           ==========


Earnings per share
    Income (loss) before cumulative effect of
    accounting change                                     $   (1.89)            $  .60
    Cumulative effect of accounting change                                         .07
                                                                                   ---
    Net (loss) income per common share                    $   (1.89)            $  .67
                                                          =   =====             = ====


(1) Average shares outstanding for the nine months ended September 30, 1995 does not assume the exercise of options since an increase in average shares outstanding would be dilutive to net loss per share.

(2) Earnings per share are computed using the weighted average number of shares of common stock and common stock equivalents (common stock issuable upon exercise of stock options) outstanding. In computing earnings per share, the Company utilizes the treasury stock method. This method assumes that stock options, under certain conditions, are exercised and treasury shares are assumed to be purchased from the proceeds using the average market price of the Company's common stock for the period.


                                                     Exhibit 11(b)

                                    Computation of Fully Diluted Earnings Per Share


                                                                Three Months Ended
                                                      September 30,               July 31,
                                                           1995                     1994
                                                     --------------              ---------
                                                                     (Unaudited)

    Net (loss) income                                $     (7,778,000)     $     6,635,000

    Adjustment

    Adjusted net (loss) income                       $     (7,778,000)     $     6,635,000
                                                     =     ==========      =     =========

    Average common shares
       outstanding (1)                                     28,222,000           27,225,000

    Assumed equivalent shares from
       stock options converted to
       common shares (2)                                                         1,406,000
                                                            ---------           ---------

Total weighted average number
    of common and common
    equivalent shares                                      28,222,000           28,631,000
                                                           ==========           ==========


Earnings per share
    (Loss) income before cumulative effect of
    accounting change                                     $ (.28)               $  .23
    Cumulative effect of accounting change
    Net (loss) income per common share(3)                 $ (.28)               $  .23
                                                          = ====                = ====

(1) Average shares outstanding for the three months ended September 30, 1995 does not assume the exercise of options since an increase in average shares outstanding would be dilutive to net loss per share.

(2) Earnings per share are computed consistent with footnote (2) on Exhibit 11(a) - Computation of Primary Earnings Per Share except in computing fully diluted earnings per share, the treasury stock method uses the market price of the Company's common stock at the close of the period rather than the average market price during the period.

(3) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


                                                     Exhibit 11(b)

                                    Computation of Fully Diluted Earnings Per Share


                                                                 Nine Months Ended
                                                      September 30,               July 31,
                                                          1995                        1994
                                                      ------------              ---------
                                                                     (Unaudited)

    Net (loss) income                                $    (54,147,000)     $    18,883,000

    Adjustment

    Adjusted net (loss) income                       $    (54,147,000)     $    18,883,000
                                                     =    ===========      =    ==========

    Average common shares
       outstanding (1)                                     28,675,000           25,461,000

    Assumed equivalent shares from
       stock options converted to
       common shares (2)                                                         2,636,000
                                                            ---------            ---------

Total weighted average number
    of common and common
    equivalent shares                                      28,675,000           28,097,000
                                                           ==========           ==========


Earnings per share
    (Loss) income before cumulative effect of
    accounting change                                     $   (1.89)            $  .60
    Cumulative effect of accounting change                                         .07
                                                                                   ---
    Net (loss) income per common share(3)                 $   (1.89)            $  .67
                                                          =   =====             = ====

(1) Average shares outstanding for the nine months ended September 30, 1995 does not assume the exercise of options since an increase in average shares outstanding would be dilutive to net loss per share.

(2) Earnings per share are computed consistent with footnote (2) on Exhibit 11(a) - Computation of Primary Earnings Per Share except in computing fully diluted earnings per share, the treasury stock method uses the market price of the Company's common stock at the close of the period rather than the average market price during the period.

(3) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.